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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Apple Computer, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Numbered 2-70449, 2-77563, 2-85095, 33-00866, 33-23650, 33-31075, 33-40877, 33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281, 333-07437, 333-23719, 333-23725, 333-60455, 333-82603, 333-93471, 333-37012, 333-52116, 333-61276, 333-70506, 333-75930, 333-102184 and 333-106421) and the registration statements on Forms S-3 (Numbered 33-23317, 33-29578 and 33-62310) of Apple Computer, Inc. of our report dated October 14, 2003 relating to the consolidated balance sheets of Apple Computer, Inc. and subsidiaries as of September 27, 2003 and September 28, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 27, 2003, which report appears in the September 27, 2003 annual report on Form 10-K of Apple Computer, Inc. Our report refers to changes in accounting for asset retirement obligations and for financial instruments with characteristics of both liabilities and equity in 2003, for goodwill in 2002, and for hedging activities in 2001.

/s/ KPMG LLP
Mountain View, California December 18, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT